Exhibit 26(h)(6)(a)



                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT



                  This AMENDMENT, dated as of April 15, 2004, between NATIONAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Vermont ("LIFE COMPANY"), NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, a Delaware business trust ("TRUST"), and NEUBERGER BERMAN MANAGEMENT INC., a New York corporation ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of May 1, 1998, as amended, among LIFE COMPANY, TRUST, NEUBERGER BERMAN ADVISERS MANAGERS TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.


                  WHEREAS, the Sub-Administrator and NBMI desire to amend Appendixes A and B to the Agreement to add one or more new Portfolios.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendixes A and B of the Agreement is hereby deleted and replaced with new Appendixes A and B attached hereto.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.








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NEUBERGER BERMAN                            NEUBERGER BERMAN MANAGEMENT INC.
ADVISERS MANAGEMENT TRUST

By:
   --------------------------              By:
Name:                                         --------------------------
   --------------------------              Name:
Title:                                        --------------------------
   --------------------------              Title:
                                              --------------------------

NATIONAL LIFE INSURANCE COMPANY

By:
   --------------------------
Name:
   --------------------------
Title:
   --------------------------





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APPENDIX A

PORTFOLIOS

Partners Portfolio
Mid-Cap Growth Portfolio (Initial Class)
Fasciano Portfolio (S-Series Class)
Limited Maturity Portfolio (Initial Class)


















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APPENDIX B



SEPARATE ACCOUNTS                                    SELECTED PORTFOLIOS

National Variable Life               Partners Portfolio (Initial Class)
Insurance Account                    Mid Cap Growth Portfolio (Initial Class)
                                     Limited Matuirty Portfolio (Initial Class)
                                     Fasciano Portfolio (S-Series Class)


National Variable                    Partners Portfolio (Initial Class)
Annuity Account II                   Mid Cap Growth Portfolio (Initial Class)
                                     Limited Matuirty Portfolio (Initial Class)
                                     Fasciano Portfolio (S-Series Class)









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